SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)
COMMON STOCK-LIN TELEVISION CORP.
          GAMCO INVESTORS, INC.
                                01/06/98            3,000            54.4375
          WESTERN NEW MEXICO
                                01/07/98            2,100            54.5000
                                01/06/98            9,900            54.5000
                                01/05/98           38,000            54.5000
          GABELLI MULTIMEDIA PARTNERS,L.P.
                                01/05/98            3,000            54.4375
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                01/08/98            9,400            54.5000
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                01/08/98           20,000            54.5000
               THE GABELLI EQUITY TRUST,INC.
                                01/08/98           15,000            54.5000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                01/08/98           12,500            54.5000
                                01/07/98            7,500            54.5000
                                01/06/98           50,000            54.5000
               THE GABELLI ABC FUND
                                01/08/98           10,000            54.5000
          GAMCO INVESTORS, INC.
                                01/08/98               50            54.4376
                                01/08/98              200            54.4375
                                01/07/98            3,300            54.4375
                                01/06/98           98,763            54.4375
                                01/05/98           17,723            54.4375
                                01/02/98            5,800            54.3750
         GABELLI ASSOCIATES FUND
                                01/08/98           51,000            54.5000
                                01/02/98            7,800            54.2500
         GABELLI & COMPANY MARKET MAKING ACCOUNT
                                01/07/98               65            54.4375
                                01/06/98               58            54.4375



         (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

         (2) PRICE EXCLUDES COMMISSION.

         (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.


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